EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sterling Savings Bank Employee Savings and Investment Plan and Trust
Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-44078) of Sterling Financial Corporation of our report dated June 13, 2013, relating to the financial statements and supplemental schedules of Sterling Savings Bank Employee Savings and Investment Plan and Trust which appear in this Form 11-K.

BDO USA, LLP
Spokane, Washington

June 13, 2013